EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Peter Zachariou and David Lean, hereby jointly certify as follows:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Diva Entertainment, Inc. (the “Company”);

2. To the best of their knowledge, the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2003 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

3. To the best of their knowledge based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period audited.

SIGNATURE	TITLE	DATE

/s/ PETER C. ZACHARIOU Peter C. Zachariou	Chief Executive Officer	October 9, 2003

/s/ DAVID LEAN David Lean	Chief Financial Officer	October 9, 2003